Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders



Nuveen Municipal Market Opportunity Fund, Inc.
811-06040


The annual meeting of shareholders was held in the offices of Nuveen Investments on August 5, 2014 for the above-referenced fund; at this meeting the shareholders were asked to vote to approve a new investment management agreement, to approve a new sub-advisory agreement and to elect Board Members.


The results of the shareholder votes
are as follows:

<c> Common and Preferred shares
voting together as a class
<c>  Preferred Shares

To approve a new investment
management agreement



   For
         24,238,851
                  -
   Against
           1,242,461
                  -
   Abstain
              771,668
                  -
   Broker Non-Votes
           5,682,975
                  -
      Total
         31,935,955
                  -



To approve a new sub-advisory
agreement



   For
         24,174,913
                  -
   Against
           1,316,566
                  -
   Abstain
              761,499
                  -
   Broker Non-Votes
           5,682,977
                  -
      Total
         31,935,955
                  -




Proxy materials are herein incorporated by reference to the SEC filing under Conformed Submission Type DEF 14A, accession number 0001193125-14-236557, on June 16, 2014.